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EXHIBIT 10.1

This Agreement is made as of December 9,2002 by and between Ocean Data Equipment Corporation, a Delaware Corporation; hereinafter called "ODEC", and its subsidiary Ergo Systems, a Virginia Corporation; hereinafter called Ergo and Markland Technologies, a Florida Corporation hereinafter called "Markland" and its subsidiary Security Technology Inc., a Delaware Corporation hereinafter called "STI".

                                    RECITALS:

(A) ODEC owns via its wholly owned subsidiary Ergo Systems a General Services Administration (GSA) contract GS 35F4874H, as set forth in Exhibit A to this Agreement. As sole equity owner of subject Ergo and the GSA contract, it has the exclusive authority to sell or otherwise transfer ownership of these assets.

(B) ODEC wishes to sell Ergo and STI wishes to purchase such on the terms and conditions contained in this Agreement.

(C) ODEC warrants that Ergo has no liabilities current or past and no assets other than the above GSA contract and associated accounts receivables and accounts payables in relation thereto.

(D) Markland and its subsidiary STI wish to employ ODEC during the two year period following the effective date of this Agreement to perform such tasks as may be necessary to orderly execute the Statement of Work required under the subject GSA contract GS 35F4874H. The scope of such tasks, along with the compensation for such will be defined as those required activities become necessary to complete via standard purchase order agreements.

(E) In addition to those tasks denoted previously in "(D)", Markland and STI wish to employ ODEC, on a job-by-job basis to perform strategic marketing, research, field surveys, product development activities and all else necessary to support the GSA contract and its application to customers. Such services shall be provided to Markland and/or STI and/or to any entity to whom Markland and/or STI has authorized to perform under the GSA contract. Fees for such services shall be mutually agreed upon, as reasonably determined by ODEC and the contracting entity. As part of its obligations under this Agreement, ODEC agrees to accept such assignments on a job-by-job basis as specified herein.



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                                   AGREEMENTS:

I.       SALE AND PURCHASE

1.1 ASSETS. Relying upon the representations and warranties, subject to the terms and conditions contained herein, ODEC agrees to sell and STI agrees to purchase Ergo Systems. Such assets are described, without limitation, in Exhibit A.

1.2 PURCHASE PRICE AND TERMS. The purchase price, along with payment terms and instrument for such are contained in Exhibit B.

II.      REPRESENTATIONS AND WARRANTIES

2.1 ODEC represents and warrants to Markland and its subsidiary STI as follows:

(a) CORPORATE STATUS. ODEC is a corporation duly organized and existing in good standing under the laws of the State of Delaware and is qualified to do business with full power, corporate and otherwise, to carry on its business and own its assets.

(b) OFFICER STATUS. Robert Tarini is the President of ODEC and represents himself to be duly authorized to act on behalf of ODEC as to execute this Agreement on their behalf. Ken Ducey is the President of Markland and its STI subsidiary and represents himself to be fully authorized to act on behalf of Markland and STI as to execute this Agreement on their behalf.

(c) TITLE OF ASSETS. ODEC warrants that it is the sole owner of all assets and rights to assets, including rights to sell or otherwise transfer and use assets which are contained in Exhibit A. Further, ODEC warrants that all assets contained in Exhibit A are free and clear of all pledges, liens, encumbrances, security interest, mortgages, deeds of trusts and claims whatsoever and of any and all restrictions on ODEC's right to sell such to STI.

(d) PRIOR/FUTURE ASSET SALES. ODEC warrants that no entity has previously purchased or been granted the rights to utilize, market or sell (or lease) any of the Assets denoted in Exhibit A.

(e) LITIGATION, PROCEEDINGS OR CLAIMS. ODEC warrants that there is no litigation, governmental proceeding, patent dispute or the like either threatened or pending against ODEC, which might adversely affect the ability of ODEC to transfer subject Assets to STI or that might result in an unclear title to subject Assets. ODEC shall indemnify Markland and STI against any claims by any other party for patent infringement, prior ownership or the like. ODEC shall not indemnify Markland or STI against any claims by any other party for patent infringement, prior ownership or the like resulting from the actions of Markland or STI over which ODEC has no direct control.



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2.2      REPRESENTATIONS AND WARRANTIES OF MARKLAND AND STI. Markland and STI
         represent and warrant to ODEC as follows:

(a) COMPANY STATUS. Markland and STI are Corporations duly organized and existing in good standing under the laws of the States of Florida and Delaware respectively, and are qualified to do business with full power, company and otherwise, to carry on their respective businesses and own their respective assets.

(b) OFFICER STATUS. Ken Ducey, Executive Vice President of Markland and STI is duly authorized to execute this Agreement on behalf of Markland and STI.

III.     COVENANTS

3.1 CONFIDENTIAL INFORMATION. All technical and business information furnished by either party in connection with the transactions contemplated by this Agreement shall be maintained in confidence and shall not be disclosed to any party not part of this Agreement or used except for the purposes of this Agreement. The foregoing obligations shall not apply to information which the recipient can show that (a) the information was previously known to it at the time of receipt, (b) was in the public domain without fault of recipient, (c) corresponds to information which was furnished to the recipient by a third party lawfully entitled to do so, (d) was developed independently by personnel of the recipient who has no access to the information or (e) is required to be disclosed in legal proceedings or to the SEC. If this Agreement shall not be closed, parties shall return to each other all documents submitted by the respective party (sender).

3.2 NONCOMPETITION. ODEC agrees not to compete, directly or indirectly with Markland or STI in any activities which are undertaken within the scope of the GSA contract. Further, ODEC agrees, that if Markland or STI should sell, lease, license or otherwise transfer rights to utilize and/or ownership of subject Assets denoted in Exhibit A, ODEC nor persons or entities under their control shall compete with the recipient(s) of said technology in any activities which are undertaken within the scope of the GSA contract. Lastly, ODEC agrees not to become an independent consultant or employee or shareholder in any entity which competes with Markland or STI, its successors or assignees in any way which involves the delivery of goods and services designated in the GSA contract listed in Appendix A.



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IV  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

4.1 CONDITIONS TO THE OBLIGATIONS OF MARKLAND. The obligations of Markland and STI to close this Agreement are subject to the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ODEC shall continue to be accurate in all respects on the Closing Date, subject to changes occurring in the ordinary cause of business and not materially adverse in nature.

4.2 CONDITIONS TO THE OBLIGATIONS OF ODEC. The obligations of ODEC to close this Agreement are subject to the following conditions:

(b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Markland and its subsidiary STI shall continue to be accurate in all respects on the Closing Date, subject to changes occurring in the ordinary cause of business and not materially adverse in nature.

4.3 FAILURE OF FULFILLMENT OF CONDITIONS; REMEDIES. The parties each agree to make the reasonable efforts to fulfill their respective conditions and to cooperate with the other party in fulfillment of its conditions. If any party fails or refuses to perform this Agreement, the other party or parties shall be entitled to specific performance of this Agreement or such other remedies as may be granted in equity or law by a court of competent jurisdiction.

V.       DOCUMENTS TO BE DELIVERED

5.1 DOCUMENTS DELIVERED BY ODEC. ODEC shall deliver to STI the following documents:

(a)      All paperwork and corporate files associated with Ergo Systems.

(b)      All paperwork and files associated with the GSA contract GS 35F4874H.

(c)      All corporate stock duly endorsed over to STI of Ergo Systems.

VI.      GENERAL PROVISIONS

6.1 SURVIVAL; INDEMNITIES. All representations, warranties and agreements of the parties shall survive the Closing. ODEC shall indemnify Markland and STI and Markland and STI shall indemnify ODEC against all loss, liability, damage and expense resulting from willful, material untruth, inaccuracy or incompleteness of the information contained in their respective representations and warranties or any failure to perform their respective agreements.

6.2 ENTIRE AGREEMENT. In entering into and Closing this Agreement, no party has relied or shall rely upon any promises, estimates, projections, representations and warranties not expressed herein, and this Agreement expresses their entire agreement on the subject matter.

6.3 AMENDMENT AND WAIVER. Neither this Agreement nor any provision or provisions herein may be amended or waived except by a written amendment executed by all parties.

6.4 GOVERNING LAW. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Rhode Island. Each of the parties to this Agreement consents to the jurisdiction of the federal and state courts in Rhode Island in all matters relating to this Agreement.

6.5 NOTICES. All notices or other communications hereunder shall be given in writing and shall be deemed to be duly delivered if mailed, first class postage prepaid or if delivered by traceable courier service to each of the parties.

6.6 EXPENSES. ODEC shall pay all costs and expenses incurred by it (including, without limitation, the payment of all fees and expenses of their counsel, consultants, agents and any other party engaged by them). Markland and STI shall pay all costs and expenses incurred by them (including, without limitation, all fees and expenses of their counsel, consultants, agents and any other party engaged by them) in carrying out their respective obligations under this Agreement and the transactions contemplated herein.

6.7 APPLICABILITY OF SIGNATURES. It is expressly understood that all signatures for ODEC, Markland and STI placed upon this Agreement shall be construed as a signature on behalf of the respective business entity (corporation or limited liability company) only and not representing the signatory as an individual; Nor does any signatory for ODEC, Markland or STI assume or accept any personal liability whatsoever as related to this Agreement or any transaction related to such.

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6.8      CLOSING TERMS AND CONDITIONS The transaction shall be deemed to be effective only upon payment of the $75,000 as described in Payment terms and Conditions below. Closing will be deemed to have occurred upon receipt of this first payment.

VII.     PAYMENT TERMS AND CONDITIONS

7.1 SCHEDULE OF PAYMENTS. The following schedule for payment is agreed upon by both parties; total payment made to ODEC for Ergo shall equal $400,000 with no interest payments due. Of this amount $75,000 will be due at the closing. An additional $125,000 will be due within 120 days of closing and the remaining amount of $200,000 will be due and payable within 12 months of closing. All payments shall be made by STI to ODEC.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the latest date shown below.

SECURITY TECHNOLOGY, INC.

By /s/ Ken Ducey, Jr.                        Date January 3, 2003
   ---------------------                          --------------------
Title: President/CFO

MARKLAND TECHNOLOGIES

By /s/ Ken Ducey, Jr.                        Date January 3, 2003
   ---------------------                          --------------------
Title: President/CFO

ODEC

By /s/ Robert Tarini                         Date January 3, 2003

President



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                                    EXHIBIT A

                                     ASSETS
                                     ------

A.1 DEFINITION OF ASSETS. For the purposes of this Agreement, the definition of "Assets", as further denoted in this Exhibit shall be: (1) All the corporate stock of Ergo Systems and (2) GSA contract GS 35F4874H and associated accounts receivables and accounts payables in relation thereto

                                    EXHIBIT B

                            PURCHASE PRICE AND TERMS

B.1 PURCHASE PRICE OF ASSETS. The purchase price of all assets as denoted in Exhibit A shall be four hundred thousand dollars. ($400,000.00), payable in accordance with paragraph 7.1.